UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENTEGRA FINANCIAL CORP.

(Name of Registrant As Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following language appeared as Item 8.01 Other Events on Entegra Financial Corp.’s Form 8-K, filed on July 25, 2019:

The following disclosures supplement the definitive proxy statement dated as of June 25, 2019 (the “Proxy Statement”), which was filed by Entegra Financial Corp. (“Entegra”) with the Securities and Exchange Commission (the “SEC”) on June 25, 2019, and mailed on or about June 28, 2019 to Entegra shareholders of record as of the close of business on June 21, 2019 in connection with the previously announced Agreement and Plan of Merger (the “merger agreement”) among the Company, First Citizens BancShares, Inc. (“First Citizens”), First-Citizens Bank & Trust Company (“First Citizens Bank”), and FC Merger Subsidiary VII, Inc. (“Merger Sub”). Under the merger agreement, Merger Sub, a wholly owned subsidiary of First Citizens Bank, a North Carolina state bank and wholly owned subsidiary of First Citizens, will merge with and into Entegra (the “merger”), with Entegra to be the surviving corporation and to become a wholly owned subsidiary of First Citizens Bank. As soon as reasonably practicable following the merger and as part of a single integrated transaction, Entegra will merge with and into First Citizens Bank (the “second step merger” and, together with the merger, the “mergers”), with First Citizens Bank to be the surviving entity. All page references in the information below are to pages in the Proxy Statement as filed with the SEC, and terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined herein.

As disclosed in the Proxy Statement (see pages 9, 17 and 49), two lawsuits challenging the mergers were filed on June 20, 2019. The lawsuits, filed by purported shareholders of Entegra, are captioned, respectively, Karp v. Edwards et al., No. 1:19-cv-05798, filed as an individual action in the United States District Court for the Southern District of New York, and Parshall v. Entegra Financial Corp. et al., No. 1:19-cv-01152, a putative class action on behalf of Entegra shareholders, filed in the United States District Court for the District of Delaware (collectively, the “Merger Litigation”). Both lawsuits name as defendants Entegra, its directors, First Citizens and certain of First Citizens’ subsidiaries, and seek (among other relief) an order enjoining completion of the mergers. The Merger Litigation alleges that the definitive proxy statement omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain rules and regulations promulgated thereunder by not disclosing in the Proxy Statement certain allegedly material facts.

Entegra believes that the claims asserted in the Merger Litigation are entirely without merit. However, to avoid the risks that the lawsuits may delay or otherwise adversely affect the consummation of the mergers and to minimize the expense of defending the Merger Litigation, Entegra has decided to make the additional disclosures related to the mergers set forth below (the “Additional Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein. To the contrary, Entegra specifically denies that any further disclosure is required to supplement the Proxy Statement under applicable law.

Entegra believes that the Additional Disclosures moot plaintiffs’ claims asserted in the Merger Litigation. Plaintiffs have agreed with this view and will decline to seek injunctive relief against the mergers. It is possible that additional, similar complaints may be filed. If this occurs, Entegra does not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains materially new or different allegations. This decision to make the Additional Disclosures will not affect the merger consideration to be paid in connection with the mergers, or the timing of the annual meeting of the shareholders of Entegra that will consider, among other things, a proposal to approve the merger agreement.

Additional Disclosures

The following information supplements the Proxy Statement and should be read in connection with the Proxy Statement, which should be read carefully in its entirety. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by applicable law, Entegra makes the following supplemental disclosures:

The following disclosure supplements the Proxy Statement and is to be inserted at the bottom of page 43 of the Proxy Statement immediately prior to the subsection entitled “PROPOSAL NO. 1: THE MERGERS AND PROPOSAL NO. 2: ADJOURNMENT—Opinion of Entegra’s Financial Advisor—Pro Forma Results and Capital Ratio”:

Unaudited Prospective Financial Information used in Net Present Value Analyses. The following table shows certain unaudited prospective financial information (“prospective financial information”) for Entegra for the fiscal years ending December 31, 2019, 2020, 2021, 2022 and 2023 which was provided or confirmed by the senior management of Entegra in connection with Sandler O’Neill’s financial analyses of the merger. The estimated net income for the fiscal years ending December 31, 2019 and 2020 were publicly available median consensus analyst estimates. The estimated net income for the fiscal years ending December 31, 2021, 2022 and 2023 were the prior year’s estimated net income increased by 6%. The estimated earnings per share for each year shown was the estimated net income for that year divided by estimated shares outstanding as of the last day of that year. The estimated earnings per share for the fiscal years ending December 31, 2019, 2020, 2021, 2022 and 2023 were used in the net present value analyses performed by Sandler O’Neill. The information in the table below should be read in conjunction with the discussion and disclaimers that immediately follow the table.

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023
Estimated net income ($000s)	$15,559	$16,670	$17,675	$18,738	$19,866
Estimated dividends	$0.00	$0.00	$0.00	$0.00	$0.00
Estimated earnings per share ($)	$2.23	$2.37	$2.50	$2.64	$2.80

Entegra does not, as a matter of course, make public forecasts as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of underlying assumptions and estimates. However, Entegra is including in this document the prospective financial information for the years ending December 31, 2019 to 2023 that was provided or confirmed by Entegra to its financial advisor in connection with the mergers. This prospective financial information is unaudited and is being provided solely because the complaints in the Karp and Parshall lawsuits have contended it is material information. The disclosure of this information should not be regarded as an indication that any of Entegra, its representatives or any other recipient of this information considered, or now considers, it to be material, necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such. To the extent prepared by Entegra, this information was prepared solely for use in connection with Sandler O’Neill’s net present value analyses and is subjective in many respects. While presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to Entegra’s business, all of which are difficult to predict and many of which are beyond Entegra’s control. The prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. Actual results may differ materially from those set forth in the prospective financial information, and important factors that may affect actual results and cause the prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to Entegra’s performance, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules and the various risks set forth in Entegra’s reports filed with or furnished to the SEC. For other factors that could cause actual results to differ, please see the sections entitled “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” beginning on pages 16 and 19, respectively.

The prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with generally accepted accounting principles, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. In addition, the prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled generally accepted accounting principles measures in each party’s historical generally accepted accounting principles financial statements. Neither Entegra’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, performed any procedures with respect to, or audited the prospective financial information contained in this document, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the prospective financial information been prepared as of the date of this document, similar estimates and assumptions would be used. Entegra has not made – and does not intend, and disclaims any obligation, to make – publicly available any update or other revision to the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. None of Entegra, First Citizens, Sandler O’Neill or their respective affiliates, associates, officers, directors, advisors, agents or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Entegra or any other person regarding Entegra’s ultimate performance compared to the information contained in the prospective financical information or that the forecasted results will be achieved.

In light of the foregoing, Entegra’s shareholders are cautioned not to place unwarranted reliance on the prospective financial information, and Entegra urges its shareholders to review Entegra’s financial statements and other information contained elsewhere in this document for a description of Entegra’s businesses and reported financial results.

The following disclosure supplements the Proxy Statement and is to be inserted on page 44 of the Proxy Statement as a new sentence at the end of the first paragraph in the subsection captioned “PROPOSAL NO. 1: THE MERGERS AND PROPOSAL NO. 2: ADJOURNMENT—Opinion of Entegra’s Financial Advisor—Sandler O’Neill’s Relationship”:

At the closing of the merger, Entegra estimates that the amount of the fees payable to Sandler O’Neill in connection with the merger will be approximately $1,800,000.

The following disclosure supplements the Proxy Statement and is to be inserted on page 44 of the Proxy Statement as a new sentence at the end of the second paragraph in the subsection captioned “PROPOSAL NO. 1: THE MERGERS AND PROPOSAL NO. 2: ADJOURNMENT—Opinion of Entegra’s Financial Advisor—Sandler O’Neill’s Relationship”:

Except as set forth in this paragraph, Sandler O’Neill has not received compensation from Entegra, First Citizens or any of their respective subsidiaries during the two years preceding the date of Sandler O’Neill’s fairness opinion.

Additional Information and Where to Find It

In connection with the proposed mergers, Entegra filed the Proxy Statement with the SEC on June 25, 2019. Entegra mailed the Proxy Statement to its shareholders on or about June 28, 2019 and has filed and may file with the SEC other relevant documents relating to the mergers. Entegra urges investors and shareholders to read the Proxy Statement regarding the proposed mergers, as well as other documents filed with the SEC, carefully and in their entirety, because they contain or will contain important information about the proposed merger sand related matters. You may obtain copies of all documents filed by Entegra with the SEC regarding this transaction free of charge at the SEC’s website (www.sec.gov). The reports and other information filed by Entegra with the SEC are available at our investor relations webpage at www.snl.com/IRW/CorporateProfile/4290505 or by contacting our Investor Relations department at (828) 524-7000. The web addresses of the SEC and Entegra are included as inactive textual references only. Except as specifically incorporated by reference into the Proxy Statement, information on those web sites is not part of the Proxy Statement.

Participants in the Solicitation

Entegra and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Entegra shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Entegra may be found in the Proxy Statement. You can obtain a free copy of the Proxy Statement and other documents that Entegra files with the SEC using the contact information above.

Cautionary Statements Regarding Forward-Looking Information

Certain of the statements made in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Entegra of the proposed mergers, Entegra’s future financial and operating results and its plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Entegra to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) disruption from the proposed mergers, or recently completed mergers, with customer, supplier, or employee relationships, (2) uncertainties as to the timing of the mergers, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including under circumstances that would require Entegra to pay a termination fee, (5) the failure to obtain necessary shareholder or regulatory approvals for the mergers, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the mergers may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the mergers to be satisfied, (8) reputational risk and the reaction of the parties’ customers to the mergers, (9) the risk of potential litigation or regulatory action related to the mergers, and (10) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Entegra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, Entegra disclaims any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Dated: July 25, 2019	By:	/s/ David A. Bright
David A. Bright, Chief Financial Officer